3:
Exhibit 21 - Subsidiaries of Tyson Foods, Inc.

Entity Name	Place of Incorporation

TYSON FOODS, INC.	Delaware

AAFC International, Inc.	U.S. Virgin Islands
Concert to Share our Strength, Inc.	Arkansas
Global Employment Services, Inc.	Delaware
Gorges Foodservice, Inc.	Texas
National Comp Care, Inc.	Delaware
Oaklawn Capital Corporation	Delaware
Oaklawn Capital-Mississippi, L.L.C.	Mississippi
The Pork Group, Inc.	Delaware
TyNet Corporation	Delaware
Tyson Breeders, Inc.	Delaware
Tyson Export Sales, Inc.	U.S. Virgin Islands
Tyson Foreign Sales, Inc.	Barbados
Tyson International Company, Ltd.	Bermuda
Tyson Marketing, Ltd.	Ontario, Canada
Tyson Mexican Original, Inc.	Delaware
Tyson Poultry, Inc.	Delaware
Tyson Receivables Corporation	Delaware
Tyson Sales and Distribution, Inc.	Delaware
Tyson Seafood Group-Japan, Inc.	Japan
Tyson Shared Services, Inc.	Delaware
Universal Plan Investments	Hong Kong
World Resource, Inc.	Delaware

TYSON CHICKEN, INC. (Subsidiary of Tyson Foods, Inc.)	Delaware

Hudson Foods Foreign Sales, Inc.	U.S. Virgin Islands
Meat Products Exports, Inc.	U.S. Virgin Islands
Hudson Midwest Foods, Inc.	Nebraska

TYSON FARMS, INC. (Subsidiary of Tyson Foods, Inc.)	North Carolina

Nacrail, LLC	Delaware
414

TYSON INTERNATIONAL HOLDING COMPANY (Subsidiary of Tyson Foods, Inc.)	Delaware

Benton Sales, Ltd.	British Virgin Islands Corporation
Oaklawn Sales, Ltd.	British Virgin Islands Corporation
T-PM Holding Company	Delaware
Shandong Tyson-Da Long Food Company, Ltd.	China

IBP, inc. (Subsidiary of Tyson Foods, Inc.)	Delaware

The Bruss Company	Illinois
Columbus Ground Beef, Inc.	Delaware
IBP Finance Company of Canada	Nova Scotia
The IBP Foods Co.	Delaware
IBP Foreign Sales Corporation	Guam
IBP Foundation	Nebraska
IBP Hog Markets, Inc.	Delaware
IBP Pac
IBP Redevelopment Corporation	Missouri
IBP Sand, LLC	Delaware
IBP Service Center Corp.	Delaware
IBP of Wisconsin, Inc.	Delaware
Madison Foods, Inc.	Delaware
PBX, inc.	Delaware
Rural Energy Systems, Inc.	Delaware
Supreme Processed Foods, Inc.	Delaware
Texas Transfer, Inc.	Texas
415

Lakeside Farm Industries, Ltd. (Subsidiary of IBP, inc.)	Canada

Lakeside Feeders Ltd.	Alberta, Canada

IBP Carribean, Inc. (Subsidiary of IBP, inc.)	Cayman Islands

Mainstream Holding Limited	Hong Kong
Shanghai DCH Jinshan Company Ltd.	China

IBP Branded Foods, Inc. (Subsidiary of IBP, inc.)	Delaware

Booth Creek, Inc.	Delaware
CBFA Management Corp.	Delaware
IHC Acquisition Corp.	Delaware
Iowa Ham Canning, Inc.	Iowa
Jac Pac Foods, Ltd.	Delaware
Houston Processing I, Inc.	Delaware
Houston Processing II, Inc.	Texas
ITC, LLC	Oklahoma
International Trading Co, Ltd.	Texas
KH General, Inc.	Texas
Kitty Hawk I, Inc.	Delaware
Carolina Brand Foods, LLC	North Carolina
Wright Brand Foods, Ltd.	Texas

IBP International Inc. (Subsidiary of IBP, inc)	Delaware

IBP International, Inc. Asia	Delaware
IBP International, Inc. Europe	Delaware

IBP/JOINT VENTURES AND PARTNERSHIPS

IBP Hudson Enterprises, LLC	Delaware
ID Casing, LLC	Delaware
Shandong Sand's Food and Development Co., Ltd.	China (Inactive)

IBP FOODSERVICE, LLC (Subsidiary of IBP, inc.	Delaware
416

FOODBRANDS AMERICA, INC. (Subsidiary of IBP Foodservice, LLC)	Delaware

Jos. Copperfield & Sons, Inc.	Delaware
Foodbrands Supply Chain Services, Inc.	Delaware
Forrest City Foods, LLC	Arkansas
Wilton Foods, Inc.	New York
Specialty Brands, Inc.	Delaware

Continental Deli Foods, Inc. (Subsidiary of Foodbrands America, Inc.)	Delaware

Brennan Packing Co., Inc.	Delaware
HMFS Holdings, Inc.	Delaware
H & M Food Systems Company, Inc.	Delaware
Lampasas Mexican Foods, LP	Texas
Prepared Foods, Inc.	Texas

DFG Foods, Inc. (Subsidiary of Foodbrands America, Inc.)	Delaware

DFG Foods, LLC	Oklahoma

Doskocil Food Service Company, LLC (Subsidiary of Continental Deli Foods, Inc.)	Oklahoma

Doskocil Investments Corporation	Oklahoma
Doskocil Food Service Company-Texas, LP	Texas
Doskocil Food Service Company-Jefferson LP	Wisconsin
TNT Crust, Limited Partnership	Wisconsin
417

FBAI Investments Corporation (Subsidiary of Foodbrands America, Inc.)	Oklahoma

KPR Holdings, LP	Delaware

Zemco Industries, Inc. (Subsidiary of Foodbrands America, Inc.)	Delaware

Condyne-Jordan's LLC	Maine

JOINT VENTURES/PARTNERSHIPS

Tyson de Mexico, S.A.de C.V.	Mexico
Shanghai Ocean Wealth Products Corp.	China
Fil-Am Foods, Inc.	Philippines
Filagri Holdings, Inc.	Philippines
Commerce Ventures, LLC	Delaware
eFS Network, Inc.	Delaware

COBB-VANTRESS, INC. (Subsidiary of Tyson Foods, Inc.)	Delaware

The Cobb Breeding Company Limited	United Kingdom
Cobb Espanola S.A.	Spain
Cobb - Vantress Brazil LTDA	Brazil
Gen Ave, S.A.	Argentina
Matsusaka Farm Co. Ltd.	Japan
Breeder Master, Inc.	Philippine
Progenitores Avicola, C.A.	Venezuela
P.T. Cobbindonasa Nunggal	Indonesia
Venco Research and Breeding Farm, Ltd.	India
Reproductores Cobb	Argentina
Ping Shan Cobb-Vantress, Ltd. (PSCV)	Hong Kong
Sui Ping Cobb-Vantress, Ltd	China
418

Cobb Breeding Company Ltd. (UK Corp) - CBC	United Kingdom

Cobb Denmark A/S (Denmark Corp)	Denmark
Cobb-Poland B.V. (Poland Corp)	Poland
Cobb-Turkey	Turkey
Cobb-France ( Inactive)	France
419